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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To the Board of Directors and
 Shareholders of Blue Rhino Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Blue Rhino Corporation of our report dated September 22, 1998 (except as to the information presented in Note 21 for which the date is February 8, 1999) relating to the consolidated financial statements of Blue Rhino Corporation, which appear in Blue Rhino Corporation's Form 10-K for the year ended July 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
November 9, 1999